                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES

Name                                                    Jurisdiction of Organization
Aeromet America, Inc.                                           Washington

Balo Precision Parts, Inc.                                      Washington

Cashmere Manufacturing Co., Inc.                                Washington

Ceramic Devices, Inc.                                           Washington

Electronic Specialty Corporation                                Washington

Northwest Technical Industries, Inc.                            Washington

Pacific Coast Technologies, Inc.                                Washington

Seismic Safety Products, Inc.                                   Washington

Skagit Engineering & Manufacturing, Inc.                        Washington

PA&E International, Inc.                                        Washington

Pacific A&E Limited                                           United Kingdom

Pacific Aerospace & Electronics (UK) Limited                  United Kingdom

Aeromet International PLC                                     United Kingdom